Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

(212) 757-3990

August 26, 2022

D-Wave Quantum Inc.

3033 Beta Avenue,

Burnaby, British Columbia V5G 4M9

Canada

Re:    D-Wave Quantum Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to D-Wave Quantum Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 15,500,000 shares (the “Secondary Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), that may be offered by the securityholder of the Company identified in the Registration Statement (the “Selling Securityholder”) pursuant to a purchase agreement, dated as of June 16, 2022, by and among the Company, the Selling Securityholder and the other parties thereto (the “Purchase Agreement”). The Secondary Shares consist of (a) 127,180 Common Shares and 254,360 Common Shares previously issued to the Selling Securityholder by the Company on August 5, 2022 and August 25, 2022, respectively (collectively, the “Commitment Shares”), pursuant to an exemption from registration under the Act and (b) up to 15,118,460 additional Common Shares (the “ELOC Shares”) that the Company may sell from time to time to the Selling Securityholder, in each case, pursuant to the Purchase Agreement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement; and

2. the Purchase Agreement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the

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Company relating to the issuance of the Common Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.    The Commitment Shares have been duly authorized by all necessary corporate action on the part of the Company and have been validly issued and are fully paid and non-assessable.

2.    The ELOC Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

The opinions expressed above are limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP